UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2006

AMERICAN MEDIA SYSTEMS CO.

(Exact name of registrant as specified in charter)

Nevada	87-0736406
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

5190 Neil Road, Suite 430, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 651-2219

N/A

(Former name or former address, if changed since last report)

Item 8.01 OTHER EVENTS

Vancouver, British Columbia (May 31, 2006) - American Media Systems Co. (OTCBB: AMSY) announces that it has sold its wholly owned subsidiary, Craft College Inc. Craft College, Inc comprises all of the company's education DVD business, including all inventory and intellectual property associated with the Craft College and Mentor Media educational DVD series. American Media Systems expects to record a nominal after-tax gain on the sale. American Media Systems is continuing its film and production business for television and feature film.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

AMERICAN MEDIA SYSTEMS CO.

Signature	Title	Date

ALEXANDER VESAK Alexander Vesak	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director	May 31, 2006